Exhibit 10.3

CARDTRONICS, INC.

FINANCIAL CODE OF ETHICS
AMENDED AND RESTATED BY THE AUDIT COMMITTEE ON JANUARY 21, 2011

This Financial Code of Ethics (this “Financial Code”) of Cardtronics, Inc. (the “Company”) contains the ethical principles by which the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Executive Vice President (“EVP”) – Audit and Risk Management, Senior Vice President and Treasurer, General Counsel, and other senior financial officers, including the Corporate Controller, Director of Reporting, and Finance Directors of the Company’s subsidiaries (collectively the “Senior Officers”) are expected to conduct themselves when carrying out their duties and responsibilities. Senior Officers must also comply with the Company’s other ethics policies, including the Company’s Code of Business Conduct and Ethics.

I.	Ethical Principles

In carrying out his or her duties to and responsibilities for the Company, each Senior Officer should:

•	act ethically with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Company;

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comply with applicable laws, rules and regulations of national, state, provincial and local governments and private and public regulatory agencies (including The NASDAQ Stock Market LLC) having jurisdiction over the Company;

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act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing his or her independent judgment on behalf of the Company to be subordinated to other interests;

•	uphold his or her fiduciary duty to the Company and its stockholders in all transactions and avoid self-dealings;

•	promote honest and ethical behavior by others in the work environment;

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respect the confidentiality of information acquired in the course of his or her work except when authorized or otherwise legally obligated to disclose such information. Such confidential information must not be used for the personal advantage of any Senior Officer or parties related to the Senior Officer;

•	responsibly use and maintain all assets and resources employed or entrusted to the Senior Officer;

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promptly report violations of this Financial Code to the Company’s Chief Executive Officer, Chief Financial Officer or the EVP of Audit and Risk Management, or, if potential conflicts exist, to the Chairperson of the Audit Committee (“Audit Committee”) of the Company’s Board of Directors (the “Board”); and

•	accept accountability for adherence to this Financial Code.

II.	Waivers

Consents obtained pursuant to this Financial Code, or waivers of any provision of this Financial Code, shall be made only by the Company’s Board, or a committee thereof. Persons seeking a waiver should be prepared to disclose all pertinent facts and circumstances, respond to inquiries for additional information, explain why the waiver is necessary, appropriate, or in the best interest of the Company, and be willing to comply with any procedures that may be required to protect the Company in connection with a waiver. If a waiver of this Financial Code is granted for any Senior Officer, appropriate disclosure will be made promptly in accordance with the rules and regulations of the SEC and the listing requirements of The NASDAQ Stock Market LLC.

III.	Compliance Procedures

Enforcement of sound ethical standards is the responsibility of every officer and employee of the Company. Violations and reasonable suspicions of violations of this Financial Code should be reported promptly to the Company’s Chief Executive Officer,  Chief Financial Officer, or the EVP of Audit and Risk Management or, if potential conflicts exist, to the Chairperson of the Audit Committee. Concerns regarding violations and reasonable suspicions of violations of this Financial Code may also be reported through the Company’s anonymous whistleblower hotline. Please see the Company’s Whistleblower Policy for Accounting and Compliance Matters for more information.  The reporting person should make full disclosure of all pertinent facts and circumstances that the reporting person believes creates a possible violation of this Financial Code. The Company does not permit retaliation of any kind for good faith reports of legal or ethical violations. Persons that knowingly make a report that is false or willfully disregard its truth or accuracy, or engage in any other bad faith use of the reporting system, are in violation of the Company’s Code of Business Conduct and Ethics.

Each director and Senior Officer of the Company shall be provided with a copy of this Financial Code. This Financial Code may also be provided to any other employee as any Senior Officer deems appropriate. Each Senior Officer shall sign a written affirmation acknowledging that he or she has received, read and understood this Financial Code. The affirmation may be separate from or included within another affirmation or acknowledgment relating to codes of conduct and ethics, employee manuals, handbooks, or other materials supplied to Senior Officers. Any Senior Officer, director, executive officer or employee to whom this Financial Code has been provided may be required, from time to time, to sign a written affirmation stating that the person (1) has received and read this Financial Code and understands its contents, (2) has not violated this Financial Code and (3) has no knowledge of any violation of this Financial Code that has not been communicated previously to the Company’s Chief Executive Officer, Chief Financial Officer, or the EVP of Audit and Risk Management or, if potential conflicts exist, to the Chairperson of the Audit Committee.

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IV.	Violations

Each person is accountable for his or her compliance with this Financial Code. Violations of this Financial Code may result in disciplinary action against the violator, including dismissal from employment when deemed appropriate. Each case will be judged by the Company’s Chief Executive Officer, Chief Financial Officer, or EVP of Audit and Risk Management or, if potential conflicts exist, to the Audit Committee on its own merits considering the duties of the person and the significance of the circumstances involved.

V.	Amendment

Any amendment to this Financial Code shall be made only by the Company’s Board or an appropriate committee thereof. If an amendment to this Financial Code is made, appropriate disclosure will be made promptly in accordance with the rules and regulations of the SEC and the listing requirements of The NASDAQ Stock Market LLC.

VI.	Posting Requirement

The Company shall post this Financial Code on the Company’s website as required by applicable rules and regulations.  In addition, the Company shall disclose in its Annual Report on Form 10-K or in the proxy statement for its annual meeting of stockholders (as applicable) that a copy of this Financial Code is available on the Company’s website and in print to any stockholder who requests a copy.

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It is the intent of Cardtronics, Inc. that this Financial Code of Ethics be its written code of ethics under Section 406 of the Sarbanes-Oxley Act of 2002, complying with the standards set forth in Item 406 of Regulation S-K promulgated by the Securities and Exchange Commission.

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